Exhibit 99.1

                          Madison River Capital, LLC
          Supplementary Data to 2003 Fourth Quarter and Year-End Financial
                            and Operating Results
                          (all dollars in thousands)

Long-term Debt Outstanding
--------------------------
                                           December 31,      December 31,
                                               2003              2002
                                           ------------      ------------

RTFC Term Debt                             $    426,593      $    440,131
RTFC Line of Credit                              10,000            21,000
131/4% Senior Notes due 2010  (a)               197,924           197,718
Coastal Communications Mortgage N/P  (b)          2,303             2,326
Other                                               393               393
                                             ----------        ----------
Total long-term debt                            637,213           661,568
Less current portion                             (6,996)          (27,613)
                                             ----------        ----------
Long-term debt, non-current portion        $    630,217      $    633,955
                                             ==========        ==========
RTFC subordinated capital
    certificates held                      $     44,013      $     46,052
                                             ==========        ==========


Adjusted Operating Income  (c)             $     99,991      $     84,820
                                             ==========        ==========


Leverage ratio  (d)                                5.9x              7.3x
                                             ==========        ==========


(a)  Amounts are presented net of unamortized discount in each period.
(b)  Loan was repaid in full in January 2004.
(c) Adjusted Operating Income, which is a non-GAAP financial measure, is operating income (loss) before depreciation and amortization expenses and non-cash long-term incentive plan expenses. Based on recent guidance from the Securities and Exchange Commission and to improve the clarity of its earnings press releases, the Company no longer uses the phrase "Adjusted EBITDA" but now uses the phrase "Adjusted Operating Income." This is a change in name only, and the Company has not changed the way it calculates current or prior presentations of Adjusted Operating Income. Management uses Adjusted Operating Income to measure its operating performance. You should be aware that this metric for measuring the Company's financial results will be different from comparable information provided by other companies and should not be used as an alternative to the operating and other financial information of the Company as determined under accounting principles generally accepted in the United States. The computation of Adjusted Operating Income and a reconciliation to operating income and net loss is as follows:

                                                               2003           2002
                                                            ---------      ---------

               Adjusted Operating Income                    $  99,991      $  84,820
               Less:  Depreciation and amortization           (52,054)       (50,649)
                      Long-term incentive plan expenses        (5,429)        (5,284)
                                                             --------       --------

               Net operating income                            42,508         28,887
               Interest expense                               (62,649)       (63,960)
               Other income, net                                3,626         (2,486)
               Minority interest expense                         -              (275)

               Income tax benefit                               1,846         (1,584)
                                                             --------       --------

               Net loss                                     $ (14,669)     $ (39,418)
                                                             ========       ========



(d) Leverage ratio is computed as total long-term debt less RTFC subordinated capital certificates held divided by Adjusted Operating Income.

                          Madison River Capital, LLC
          Supplementary Data to 2003 Fourth Quarter and Year-End Financial
                       and Operating Results, continued
                          (all dollars in thousands)


Breakdown of Revenues
---------------------
Historically, the Company's operations were organized into two operating divisions, the Local Telecommunications Division, or LTD, and the Integrated Communications Division, or ICD. The LTD was responsible for the integration, operation and development of the Company's four rural local exchange carriers ("RLECs") acquired since January 1998. The ICD was developed as a competitive local exchange carrier using an edge-out strategy. The Company no longer views the provision of such competitive services as a separate division, but as a line of business within its RLEC operations as the management responsibility for these edge-out operations is within the respective RLECs. The Company's RLEC operations, which include the LTD, represent the operations of the four RLECS. Included within the RLEC operations are the edge-out services, or EOS, that are similar to those provided by the ICD. The following analysis presents the Company's historical revenues on a quarterly basis for 2003 and 2002 with edge-out services as a line of business within the RLECs:


                                           Fourth          Third         Second          First
                                           Quarter        Quarter        Quarter        Quarter
2003:                                     ---------      ---------      ---------      ---------
-----

Local service                             $  33,823      $  31,171      $  31,047      $  30,934
Long distance service                         3,719          4,161          4,060          3,814
Internet and enhanced data service            4,410          4,159          3,869          3,814
Edge-out services                             3,349          3,454          3,544          3,601
Miscellaneous services and equipment          3,557          3,487          3,510          2,977
                                           --------       --------       --------       --------
Total revenues                            $  48,858      $  46,432      $  46,030      $  45,140
                                           ========       ========       ========       ========


2002:
-----

Local service                             $  32,506      $  32,226      $  32,064      $  32,189
Long distance service                         3,431          3,907          3,962          3,487
Internet and enhanced data service            3,623          3,483          3,447          2,944
Edge-out services                             3,683          3,854          3,765          3,963
Miscellaneous services and equipment          3,358          3,375          1,592          3,342
                                           --------       --------       --------       --------
Total revenues                            $  46,601      $  46,845      $  44,830      $  45,925
                                           ========       ========       ========       ========
